                                                                                                                                      EXHIBIT 4.1

SECOND AMENDMENT TO TRANSFER AGREEMENT

                        This SECOND AMENDMENT TO TRANSFER AGREEMENT, dated as of July 1, 2013 (the “Amendment”) to the Transfer Agreement, dated as of August 1, 2012, as amended by the first amendment thereto, dated as of April 15, 2013 (the “Agreement”), is entered into by and among DRYROCK FUNDING LLC, as Transferor (“Dryrock Funding”), DRYROCK ISSUANCE TRUST, as Issuer (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, the Indenture Trustee (the “Indenture Trustee”).

WHEREAS, effective July 1, 2013, additional portfolios of accounts shall be designated as “Approved Portfolios” pursuant to Section 2.15 of the Agreement;

WHEREAS, an Approved Portfolio includes any program portfolio that is designated as an Approved Portfolio pursuant to Section 2.15 of the Agreement, regardless of whether or not the Agreement is amended pursuant to Section 6.1(a) of the Agreement;

WHEREAS, notwithstanding the aforesaid, the parties hereto desire to amend the Agreement as provided herein pursuant to Section 6.1(a) of the Agreement;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Agreement, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01.      Amendment to the Agreement.  The Agreement is hereby amended by this Amendment by amending the definition “Approved Portfolio” in Section 1.1 to read in its entirety as follows:

““Approved Portfolio” means (i) any credit card accounts included in a Non Co-branded Portfolio and (ii) any credit card accounts included in any of the following program portfolios: BJ’s Wholesale Club, Inc.; Apple, Inc.; Black Card, LLC; BlueGreen Corporation; Barnes & Noble, Inc.; Republic Airways Holdings, Inc.; Virgin America, Inc.; Miles & More International GmbH; L.L. Bean, Inc.; Priceline.com, Inc.; Princess Cruise Line, Ltd.; Affinity Group, Inc.; Seamiles, LLC and Carnival Cruise Lines, a subsidiary of Carnival PLC; US Airways Group, Inc.; Upromise, Inc.; RCI, LLC; Travelocity.com LP; NFL Properties LLC; Travel Rewards, Inc.; Choice Hotels International, Inc.; and Ameriprise Financial Services, Inc. and (iii) any credit card accounts included in any additional program portfolio that is designated as an Approved Portfolio pursuant to Section 2.15.”

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01.      Effectiveness.  The amendment provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a) delivery of an Issuer Tax Opinion to the Owner Trustee and the Indenture Trustee;

(b) delivery of an Officer’s Certificate, from Dryrock Funding, to the Indenture Trustee and the Owner Trustee, to the effect that Dryrock Funding reasonably believes that such amendment will not have an Adverse Effect;

(c) satisfaction of the Note Rating Agency Condition; and

(d) counterparts of this Amendment, duly executed by the parties hereto.

ARTICLE III

MISCELLANEOUS

                        Section 3.01.   Waiver of Notice.  Notwithstanding anything to the contrary set forth in the Agreement, each of the undersigned parties hereby waive any notice or other timing requirements with respect to and gives its consent to the amendment provided for herein.

            Section 3.02.   Ratification of Agreement.  Except as specifically amended, modified or supplemented by this Amendment, the Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect.  This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof.  Each of the parties to the Agreement agrees to be bound by the terms of the obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of such agreement were set forth herein.

                        Section 3.03.   Counterparts.  This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

                        Section 3.04.   Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.05.   Defined Terms and Section References.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement.  All Section or Subsection references herein shall mean Sections or Subsections in the Agreement, except as otherwise provided herein.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

DRYROCK ISSUANCE TRUST, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Rachel L. Simpson
Name: Rachel L. Simpson
Title: Assistant Vice President

DRYROCK FUNDING LLC, as Transferor

By:	/s/ Deepesh Jain
Name: Deepesh Jain
Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
Name: Tamara Schultz-Fugh
Title: Vice President

 [Signature Page to Second Amendment to Transfer Agreement]